Exhibit (h)(5)

GOLDMAN SACHS TRUST

TRANSFER AGENCY AGREEMENT FEE SCHEDULE

Amended and Restated as of July 28, 2017

Pursuant to paragraph 6.01 of the Transfer Agency Agreement (the “Agreement”) between Goldman Sachs & Co. LLC (“Goldman Sachs”) and Goldman Sachs Trust (the “Trust”), for the services provided and expenses assumed by Goldman Sachs, the Trust shall pay to Goldman Sachs as full compensation therefor a fee payable monthly at the following respective annual rates as a percentage of the average daily net asset value of each share class (as applicable) of each series of the Trust (each, a “Fund”):

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Financial Square Treasury Solutions Fund	0.01% for each share class
Goldman Sachs Financial Square Government Fund
Goldman Sachs Financial Square Money Market Fund
Goldman Sachs Investor Tax-Exempt Money Market Fund
Goldman Sachs Financial Square Treasury Instruments Fund
Goldman Sachs Financial Square Treasury Obligations Fund
Goldman Sachs Financial Square Prime Obligations Fund
Goldman Sachs Financial Square Federal Instruments Fund Goldman Sachs Investor Money Market Fund
Goldman Sachs Financial Square Tax-Exempt Money Market Fund

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Enhanced Dividend Global Equity Portfolio	0.18% for Class A, Class T, Class C, Class IR (effective August 15, 2017, “Investor Shares”) and Class R Shares; 0.03% for Class R6 Shares; and 0.04% for Institutional and Service Shares
Goldman Sachs Tax Advantaged Global Equity Portfolio
Goldman Sachs U.S. Equity Dividend and Premium Fund
Goldman Sachs International Equity Dividend and Premium Fund
Goldman Sachs International Tax-Managed Equity Fund
Goldman Sachs U.S. Tax-Managed Equity Fund
Goldman Sachs Emerging Markets Equity Insights Fund
Goldman Sachs International Small Cap Insights Fund
Goldman Sachs International Equity Insights Fund
Goldman Sachs Income Builder Fund
Goldman Sachs Large Cap Growth Insights Fund
Goldman Sachs Large Cap Value Insights Fund
Goldman Sachs Small Cap Equity Insights Fund
Goldman Sachs U.S. Equity Insights Fund
Goldman Sachs Small Cap Growth Insights Fund
Goldman Sachs Small Cap Value Insights Fund
Goldman Sachs Flexible Cap Growth Fund (effective August 30, 2017, “Goldman Sachs Flexible Cap Fund”)
Goldman Sachs Capital Growth Fund
Goldman Sachs Growth Opportunities Fund

Goldman Sachs Small/Mid Cap Growth Fund
Goldman Sachs Strategic Growth Fund
Goldman Sachs Concentrated Growth Fund
Goldman Sachs Technology Opportunities Fund
Goldman Sachs Equity Income Fund
Goldman Sachs Large Cap Value Fund
Goldman Sachs Mid Cap Value Fund
Goldman Sachs Small Cap Value Fund
Goldman Sachs Dynamic U.S. Equity Fund
Goldman Sachs Asia Equity Fund
Goldman Sachs Emerging Markets Equity Fund
Goldman Sachs Focused International Equity Fund
Goldman Sachs Strategic International Equity Fund
Goldman Sachs Absolute Return Tracker Fund
Goldman Sachs Dynamic Allocation Fund
Goldman Sachs International Real Estate Securities Fund
Goldman Sachs Real Estate Securities Fund
Goldman Sachs Balanced Strategy Portfolio
Goldman Sachs Equity Growth Strategy Portfolio
Goldman Sachs Growth and Income Strategy Portfolio
Goldman Sachs Growth Strategy Portfolio
Goldman Sachs Satellite Strategies Portfolio
Goldman Sachs N-11 Equity Fund

Goldman Sachs Managed Futures Strategy Fund

Goldman Sachs Rising Dividend Growth Fund

Goldman Sachs Focused Growth Fund

Goldman Sachs MLP Energy Infrastructure Fund

Goldman Sachs Small/Mid Cap Value Fund

Goldman Sachs Focused Value Fund

Goldman Sachs Absolute Return Multi-Asset Fund

Goldman Sachs Global Infrastructure Fund
Goldman Sachs Global Real Estate Securities Fund Goldman Sachs Long Short Fund

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Commodity Strategy Fund

0.13% for Class A, Class T,

Class C, Class IR (effective

August 15, 2017, “Investor

Shares”) and Class R Shares;

0.03% for Class R6 Shares;

0.04% for Institutional,

Separate Account Institutional,

Administration, Service and

Preferred Shares

Goldman Sachs High Yield Municipal Fund
Goldman Sachs Dynamic Municipal Income Fund
Goldman Sachs Short Duration Tax-Free Fund
Goldman Sachs Enhanced Income Fund
Goldman Sachs Government Income Fund
Goldman Sachs Inflation Protected Securities Fund
Goldman Sachs Short Duration Government Fund
Goldman Sachs High Quality Floating Rate Fund
Goldman Sachs Core Fixed Income Fund
Goldman Sachs Bond Fund
Goldman Sachs Global Income Fund
Goldman Sachs Strategic Income Fund
Goldman Sachs Emerging Markets Debt Fund
Goldman Sachs Local Emerging Markets Debt Fund

Goldman Sachs High Yield Fund
Goldman Sachs Investment Grade Credit Fund
Goldman Sachs U.S. Mortgages Fund

Goldman Sachs High Yield Floating Rate Fund

Goldman Sachs Short Duration Income Fund

Goldman Sachs Dynamic Emerging Markets Debt Fund

Goldman Sachs Strategic Macro Fund

Goldman Sachs Long Short Credit Strategies Fund

Goldman Sachs Short-Term Conservative Income Fund

Goldman Sachs Tactical Tilt Overlay Fund

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Global Managed Beta Fund	0.02% for Institutional Shares

Fund	Annual Rate Applicable to Each Share Class
Goldman Sachs Strategic Factor Allocation Fund	0.04% for Institutional Shares

Except as stated in the next paragraph below, all expenses that exceed such annual fee rate payable by a Fund and a class of shares as described above shall be borne by Goldman Sachs, including the expenses referred to in paragraph 6.02 thereof.

The following expenses borne by the Funds shall not reduce the fee payable to Goldman Sachs stated above, and shall not be subject to the limitation on expenses borne by the Funds stated in the second paragraph above: (a) all reimbursements made by the Trust to Indemnified Parties, in accordance with paragraph 7.01 of the Agreement, and any other extraordinary expenses incurred by the Trust under the Agreement; and (b) all charges and costs borne by the Trust associated with bank accounts maintained to support the settlement of shareholder activity, in accordance with paragraph 6.03 of the Agreement.

Except as amended hereby, the Agreement is reconfirmed, and its provisions shall remain in full force and effect.

Goldman Sachs & Co. LLC		Goldman Sachs Trust

By:	/s/ Jesse Cole	By:	/s/ James A. McNamara
	Name: Jesse Cole		Name: James A. McNamara
	Title: Managing Director		Title: President of the Trust